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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 15, 2001


                            NETWORKS ASSOCIATES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                         COMMISSION FILE NUMBER 0-20558

                   DELAWARE                                         77-0316593
(STATE OR OTHER JURISDICTION OF INCORPORATION)         I.R.S. EMPLOYER IDENTIFICATION NUMBER

              3965 FREEDOM CIRCLE
            SANTA CLARA, CALIFORNIA                                   95054
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 346-3832

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                              ITEM 9. OTHER EVENTS

     On February 15, 2001 at 10:30 am PST, at a Robertson Stephens sponsored conference, Mr. George Samenuk, the Chief Executive Officer of Networks Associates, Inc. (the "Company"), discussed the Company's intention to reintegrate its wholly owned subsidiary, myCIO.com's, operations with the Company. The product and services offerings of myCIO.com will continue to be key offerings of the Company.

     The Company anticipates achieving cost savings from the reintegration of approximately $10 million in 2001 as a result of the refocusing of, and reduction in, duplicative general and administrative costs, sales expenses and product and service delivery expenses.

     This report contains forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Forward-looking statements include the Company's anticipated cost savings from the reintegration of myCIO.com. Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. Among other factors, actual results are subject to product demand fluctuations, economic conditions both in the U.S. and internationally, successful execution of the reintegration, and successful redeployment of resources.

     More information on risks and uncertainties related to the company and its business may be found in the Company's quarterly and annual reports filed with the United States Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORKS ASSOCIATES, INC.

Dated: Feburary 15, 2001                By: /s/ Kent Roberts
                                           ----------------------
                                           Kent Roberts
                                           General Counsel



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